UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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NeueHealth, Inc.

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AN INVITATION FROM NEUEHEALTH, INC.
Dear Fellow Stockholder:

We are pleased to invite you to the 2025 Annual Meeting of Stockholders of NeueHealth, Inc., which will be held virtually on May 29, 2025, at 9:30 a.m. eastern time.

At our core, we are a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated healthcare. We believe we can significantly reduce the current friction and lack of coordination in today’s healthcare system by aligning the interests of payors and providers to enable a seamless, consumer-centric healthcare experience that drives value for all.

We are focused on delivering value-driven, consumer-centric healthcare through our owned and affiliated clinics as well as enabling independent providers and medical groups to thrive in performance-based arrangements through deep financial alignment, customized population health tools, and strong partnerships with leading health plans and government programs.

Although our business has evolved over the last few years, our core beliefs have not changed. Since our founding, we have been committed to uniquely aligning the interests of payors, providers, and consumers to deliver a better healthcare experience for all. The healthcare industry continues to evolve and shift towards value-based care. We are confident in the future of our differentiated, value-driven care model focused on our two go-forward business segments, NeueCare and NeueSolutions.

As previously announced, on December 23, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “NEA Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “NEA Merger”), with the Company surviving the NEA Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. (“NEA”).

At the Annual Meeting, we will consider the matters described in the Notice of 2025 Annual Meeting of Stockholders and in the accompanying Proxy Statement. References in the Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

It is important that you use this opportunity to take part in the affairs of NeueHealth by voting on the business to come before the Annual Meeting, and we urge you to read the Proxy Statement for information concerning the matters to be considered at the Annual Meeting.

Please Vote as Soon as Possible

This Proxy Statement contains important information, and you should read it carefully. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by proxy via the Internet, telephone or by mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

Bob Sheehy	G. Mike Mikan

Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

The 2025 annual meeting of stockholders (the “Annual Meeting”) of NeueHealth, Inc. (“NeueHealth”, the “Company”, “we”, “our”, or “us”) will be held virtually on May 29, 2025 at 9:30 a.m. eastern time. There is no physical location for the meeting, but stockholders will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NEUE2025. The Annual Meeting will be held for the following purposes:

1.to elect ten directors identified in the accompanying proxy statement to serve as directors of the Board of Directors of NeueHealth;

2.to ratify the appointment of Deloitte & Touche LLP as NeueHealth’s independent registered public accounting firm for the year ending December 31, 2025;

3.to approve, on a non-binding advisory basis, the compensation paid to our named executive officers for 2024; and

4.to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The above matters are fully described in the accompanying proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on April 28, 2025 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 29, 2025, at our principal executive offices at 9250 NW 36th St, Suite 420, Doral, Florida 33178.

Even if you plan to attend and participate virtually in the Annual Meeting, please vote by proxy via the Internet or telephone, or if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card or the information forwarded by your broker, bank or other holder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have voted your proxy, you may still vote electronically if you attend and participate in the Annual Meeting.

This notice is being distributed and made available on or about April 30, 2025.

By Order of the Board of Directors

Jeff Craig

General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2025: The Notice of Annual Meeting, the proxy statement and our 2024 annual report are available free of charge at www.proxyvote.com/NEUE and on our website at investors.neuehealth.com.

PROXY STATEMENT TABLE OF CONTENTS
Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

GENERAL

This Proxy Statement is being furnished to the stockholders of NeueHealth, Inc. (“NeueHealth,” the “Company,” “we”, “our”, or “us”) in connection with the solicitation of proxies by our Board of Directors (the “Board”). The proxies are to be voted at our 2025 annual meeting of stockholders to be held virtually on Thursday, May 29, 2025, at 9:30 a.m. eastern time (the “Annual Meeting”). We have adopted a completely virtual format for our Annual Meeting through a live webcast. We believe this format will provide a consistent experience to our stockholders and allow all stockholders to participate in the Annual Meeting regardless of location. You will not be able to attend the Annual Meeting physically. Stockholders who own shares of our common stock as of April 28, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about NeueHealth.

Beginning on or about April 30, 2025, we mailed proxy materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on the Record Date. The mailing contained instructions on how to access the proxy materials and vote online. We have also made these proxy materials available to you over the Internet in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

COMMONLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:    Why did I receive these materials?

The Board of NeueHealth is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about NeueHealth.

Householding. The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or Annual Meeting materials, please contact Broadridge Financial Solutions, Inc., Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

Q:    What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy and a stockholder of record who is entitled to attend and vote at the Annual Meeting is entitled to appoint another person as its proxy to exercise all or any of its rights and to speak and vote at the Annual Meeting. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. G. Mike Mikan, our President and Chief Executive Officer, Jay Matushak, our Chief Financial Officer, and Jeff Craig, our General Counsel and Corporate Secretary, will serve as proxies for the Annual Meeting pursuant to the proxy card solicited by our Board.

A stockholder of record is entitled to appoint more than one proxy in relation to the Annual Meeting (provided that each proxy is appointed to exercise the rights attached to different ordinary shares). Such proxy need not be a stockholder of record, but must attend the Annual Meeting and vote as the stockholder of record instructs for such vote to be counted.

Q:    Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date, April 28, 2025, are entitled to vote at the Annual Meeting. As of the Record Date, NeueHealth had 8,927,758 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting. Holders of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), or Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), will have no right to vote at the Annual Meeting.

Q:    What will I be voting on?

You will be voting on:

1.the election of ten director nominees listed in this Proxy Statement to serve on the Board until the 2026 Annual Meeting or until their successors are duly elected and qualified;

2.the ratification of the appointment of Deloitte & Touche LLP as NeueHealth’s independent registered public accounting firm for the year ending December 31, 2025;

3.the approval, on a non-binding advisory basis, of the compensation of our named executive officers for 2024; and

4.any other business as may properly come before the meeting or any adjournment of the meeting.

Q:    How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.FOR the election of the ten director nominees listed in this Proxy Statement to serve on the Board until the 2026 Annual Meeting or until their successors are duly elected and qualified;

2.FOR the ratification of the appointment of Deloitte & Touche LLP as NeueHealth’s independent registered public accounting firm for the year ending December 31, 2025; and

3.FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers for 2024.

Q:    How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/NEUE2025 and providing your 16-digit control number. This number is included in the Notice or on your proxy card.

If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/NEUE2025 for at least one year.

Q:    How do I cast my vote?

Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares on the books of our transfer agent, you are a stockholder of record (also referred to as a registered stockholder). If you were a holder of record on the Record Date, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxyvote.com or scan the QR barcode on your proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. eastern time on May 28, 2025.

•TO VOTE BY PHONE: To vote by telephone, dial toll-free 800-690-6903 using any touch-tone telephone and follow the recorded instructions. Proxies submitted via the telephone must be received by 11:59 p.m. eastern time on May 28, 2025.

•TO VOTE BY MAIL: To vote by mail, you may mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received by 11:59 p.m. eastern time on May 28, 2025.

•TO VOTE DURING THE ANNUAL MEETING: If you held shares on the books of our transfer agent on the Record Date, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/NEUE2025. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique 16-digit control number at any time. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting, but you will need to obtain a legal proxy from the broker, trustee or other nominee through which you hold your shares in order to vote them electronically during the Annual Meeting.

However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
1.view our proxy materials for the Annual Meeting on the Internet; and
2.instruct us to send our future proxy materials to you electronically by e-mail.

Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q:    How may I change or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.delivering written notice of revocation to the General Counsel and Corporate Secretary at our principal executive offices at 9250 NW 36th St Suite 420, Doral, Florida 33178;
2.submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.voting via the Internet at the Annual Meeting.

Q:    What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each director nominee named herein. This means that the ten director nominees receiving the highest number of shares voted FOR them at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Shares voted WITHHELD and “broker non-votes” will not impact the election of the director nominees.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this item, thus the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST or ABSTAIN. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a vote against this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal at their discretion. We do not expect there to be any “broker non-votes” with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

PROPOSAL 3 – ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this item, thus the number of shares voted FOR the proposal must exceed the number of shares voted AGAINST or ABSTAIN. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a vote against this proposal. A “broker non-vote” will have no effect on the outcome of this proposal.

Q:    What is a “broker non-vote”?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokerage firms have the authority under the rules of the New York Stock Exchange (“NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Deloitte as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

Q:    When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:    What is the deadline for submitting a stockholder proposal or director nomination for the 2026 Annual Meeting?

To submit a stockholder proposal pursuant to SEC Rule 14a-8 for inclusion in NeueHealth’s proxy statement and form of proxy for NeueHealth’s 2026 annual meeting of stockholders, to be held in 2026, such proposal must be submitted in compliance with Rule 14a-8 and be received by NeueHealth at our principal executive offices at 9250 NW 36th St Suite 420, Doral, Florida 33178 no later than the close of business on December 3, 2025. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2026 (but not to be included in NeueHealth’s proxy statement) must provide written notice of such nomination or proposal to the Corporate Secretary at NeueHealth’s principal executive offices no later than the end of day on February 28, 2026 and not earlier than the close of business on January 29, 2026, assuming NeueHealth does not change the date of the 2026 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2025 Annual Meeting. If so, NeueHealth will release an updated time frame for stockholder proposals. Any director nomination or stockholder proposal must comply with the other provisions of our Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at NeueHealth’s principal executive offices.

In addition to satisfying the above requirements under our Bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board recommends that the 10 nominees below be elected as members of the Board, each for a one-year term or until their successors are duly elected or qualified:

Name	Age	Director Since
Kedrick D. Adkins Jr.	72	2020
Linda Gooden	72	2020
Jeffrey R. Immelt	69	2018
Manuel Kadre	59	2020
Stephen Kraus	48	2016
Mohamad Makhzoumi	45	2016
Matthew G. Manders	63	2022
G. Mike Mikan	54	2020
Robert J. Sheehy	67	2015
Andrew Slavitt	58	2021
A biography is included for each nominee beginning on page 10. The Nominating and Corporate Governance Committee recommended that the Board nominate each nominee for election, and the Board recommends the election of each nominee.
There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers.
All of the nominees are willing to serve as directors but, if before the Annual Meeting any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat. The Board has no reason to believe that any such nominees will be unable or unwilling to serve. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees named herein.
VOTING RECOMMENDATION
The Board recommends that you vote “FOR” each of the director nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm in the United States and to audit our financial statements for the fiscal year ending December 31, 2025. The Audit Committee has been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. Information concerning the services performed by Deloitte & Touche LLP and the fees for such services for 2024 and 2023 are set forth below under “Fees Billed by Deloitte & Touche LLP.” Although ratification is not required by our Bylaws or otherwise, as a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche LLP to stockholders for ratification.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

If NeueHealth’s stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in NeueHealth’s best interests to do so.

The Audit Committee and Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders at this time.
VOTING RECOMMENDATION

 The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2025.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2024

Pursuant to Section 14A of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), we are submitting a proposal to our stockholders for a non-binding advisory vote to approve the compensation of our named executive officers for 2024 as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

As described more fully in the Executive Compensation and Compensation Discussion and Analysis sections in this Proxy Statement, the guiding principles of our compensation policies and decisions include aligning each executive's compensation with our company's business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Our overriding executive compensation philosophy is clear and consistent - we pay for performance. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans and the long-term performance of our ordinary shares.

Before casting your vote, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation and Human Capital Committee (the “Compensation Committee”) and the Board believe that our compensation practices effectively implement our guiding principles.

This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement.

This say-on-pay vote is advisory only, and therefore it will not bind the Company or our Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
VOTING RECOMMENDATION
The Board recommends that you vote “FOR” the advisory vote to approve named executive officer compensation for 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board currently consists of 10 members. Presented below is information with respect to our 10 director nominees to be elected as directors at this year's Annual Meeting. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should serve on the Board.

Director Nominees to Serve for a One-Year Term Expiring at the 2026 Annual Meeting

Kedrick D. Adkins Jr., age 72, has served as a director since February 2020. Mr. Adkins served as the Chief Financial Officer for the Mayo Clinic from 2014 through his retirement at the end of 2017. He also served as the President of Integrated Services of Trinity Health Care from 2007 to 2014. Prior to his service at Trinity Health Care, Mr. Adkins had a 30-year tenure at Accenture, a global management consulting firm. Mr. Adkins is a certified public accountant. Mr. Adkins currently serves as a director and member of the audit committee for ProAssurance Corporation. Mr. Adkins currently serves on the Advisory Board of Welsh, Carson, Anderson & Stowe, an investment firm specializing in healthcare and technology, and the board of directors of the University of Michigan Hospital System, and Medical Memory, a medical technology startup.

We believe Mr. Adkins contributes to our Board his experience as an executive at major healthcare companies as well as his experience in boardrooms for healthcare companies.

Linda Gooden, age 72, has served as a director since November 2020. Ms. Gooden has served over 30 years in various senior leadership roles with Lockheed Martin Corporation (“Lockheed”), most recently as Executive Vice President, Information Systems & Global Solutions (“IS&GS”) from 2007 to 2013. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded systems integration, security and transformation capabilities beyond government customers to international and commercial markets. She also served as Lockheed’s Deputy Executive Vice President, Information and Technology Services from October to December 2006 and its President, Information Technology from 1997 to December 2006. In her role as President of Lockheed’s IT division, Ms. Gooden founded and grew the business over a 10-year period to become a multi-billion dollar business. In the past eight years, Ms. Gooden has served on the Board of General Motors Company, The Home Depot, Inc., Automatic Data Processing, Inc., WGL Holdings, Inc. and Washington Gas & Light Company, a subsidiary of Alta Gas.

We believe that Ms. Gooden contributes to our Board her executive and boardroom experience at numerous publicly-held companies and her extensive experience with information technology and information security matters.

Jeffrey R. Immelt, age 69, has served as a director since April 2020. Since 2018, Mr. Immelt has served as a venture partner on the technology and healthcare investing teams for New Enterprise Associates, a venture capital firm. From 2001 to 2017, Mr. Immelt served as the Chairman and Chief Executive Officer of General Electric Company. Mr. Immelt joined General Electric in 1982 and held various roles within the company before assuming his position as Chief Executive Officer. Mr. Immelt currently serves on the boards of Twilio Inc., where he is also a member of the compensation committee, Desktop Metal, Inc., where he is also a member of the audit committee, Bloom Energy Cooperation, where he is also a member of the compensation committee, and various privately held companies.

We believe Mr. Immelt contributes to our Board his executive and boardroom experience at numerous publicly-held companies.

Manuel Kadre, age 59, has served as a director since November 2020. Mr. Kadre is Chairman and Chief Executive Officer of MBB Auto Group, a premium luxury retail automotive group with a number of dealerships in the Northeast, a position he has held since 2012. Prior to his current role, Mr. Kadre was the Chief Executive Officer of Gold Coast Caribbean Importers, LLC from July 2009 until 2014. From 1995 until July 2009, Mr. Kadre served in various roles, including President, Vice President, General Counsel and Secretary, for CC1 Companies, Inc., a distributor of beverage products in markets throughout the Caribbean. Mr. Kadre is currently a member of the board of directors of Florida Free Trade Area of the Americas, Miami International Airport Blue Ribbon Aviation Panel and Florida Self-Insurers Guaranty Association, and is Chairman of the United Way Alexis de Tocqueville Society. Mr. Kadre serves as Chairman of the Board of Republic Services, Inc. and serves on the boards of directors of The Home Depot, Inc., Mednax Services, Inc. and the Board of Trustees of the University of Miami.

We believe Mr. Kadre contributes to our Board his significant chief executive and senior management experience leading large companies, as well as his experience as a director of companies, including service as chairman and lead independent director of three public companies.

Stephen Kraus, age 48, has served as a director since March 2016. Mr. Kraus has served as an investment professional at Bessemer Venture Partners, a venture capital firm, since 2004 and has been a partner since 2011. Mr. Kraus currently serves on the boards of directors of various privately held companies.

We believe Mr. Kraus is qualified to serve on our Board due to his experience as a venture capitalist and his service on the boards of directors of other healthcare companies.

Mohamad Makhzoumi, age 45, has served as a director since March 2016. Mr. Makhzoumi is Co-CEO at New Enterprise Associates, where he has served in various positions since 2005. Prior to joining New Enterprise Associates, Mr. Makhzoumi served as an associate at Summit Partners, L.P. and as an analyst at UBS Group AG, concentrating on leveraged finance and sponsor-led transactions. Mr. Makhzoumi currently serves on the board of directors of private companies Aetion, Inc., Anterior, Inc., Belong Health, Inc., CollectiveHealth, Inc., Curana Health Holdings, LLC, EH EP Parent, L.P., Omaha Parent Holdings, L.P., Pathos AI, Inc., PayZen Inc., Radiology Partners Holdings, LLC, Strive Health Holdings, LLC, Trivalence, LLC, Vori Health, Inc. and Waymark, Inc.
We believe Mr. Makhzoumi contributes to our Board his extensive experience investing in and advising healthcare companies, as well as his experience as a director of companies.

Matthew G. Manders, age 63, has served as a director since March 2022. Mr. Manders served as the president of Cigna Corporation’s (“Cigna”) Government and Solutions organization from January 2021 through December 2021, building on his successful 30-plus-year career with the company. From November 2018 to January 2021, Mr. Manders served as the President of Cigna’s Strategy and Solutions organization. Prior to those roles, he served as Cigna’s President of Government & Individual Programs & Group Insurance from February 2017 to November 2017, and as President US Markets from June 2014 to February 2017. Mr. Manders has served as a Trustee of Eisenhower Fellowships since 2013, is the Chair of its Administration and Finance Committee, and is a member of its Audit, Compensation and Executive Committees.

We believe Mr. Manders contributes to our Board because of his financial expertise and his experience supervising healthcare companies as an executive officer.

G. Mike Mikan, age 54, has served as our Chief Executive Officer and President since April 2020. Mr. Mikan joined as our Vice Chairman and President in January 2019. Prior to joining NeueHealth, Mr. Mikan served as Chairman and Chief Executive Officer of Shot-Rock Capital, LLC, a private investment firm, from January 2015 until December 2018. From January 2013 until December 2014, he served as President of ESL Investments, Inc. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group, Inc., including as Chief Financial Officer and as Chief Executive Officer of UnitedHealth Group’s Optum subsidiary. Mr. Mikan serves as a director of AutoNation, Inc.

We believe that Mr. Mikan contributes to our Board his management experience and expertise in the healthcare sector.

Robert J. Sheehy, age 67, is one of our co-founders and served as Chief Executive Officer from September 2015 until April 2020, and served as our Executive Chairman from April 2020 to May 2021. From 1986 to 2008, Mr. Sheehy held various executive positions at UnitedHealth Group, Inc., including as Chief Executive Officer of UnitedHealthcare, Inc. Mr. Sheehy currently serves on the Board of Directors for Connections Health Solutions and the University of Michigan Health System. Following UnitedHealth Group, Inc. Mr. Sheehy served as an Operating Partner at Genstar Capital LLC, an Executive Partner at Flare Capital Partner, and a Strategic Advisor at Cimarron Healthcare Capital. Mr. Sheehy also continues to serve as an Executive Partner at Flare Capital Partners.

We believe that Mr. Sheehy brings leadership and a wealth of experience in healthcare to the Board, as well as knowledge of regulations and issues facing healthcare providers and medical companies.

Andrew Slavitt, age 58, has served as a director since August 2021. He previously served as a director of the Company form April 2018 until January 2021, when he was appointed as President Biden’s White House Senior Advisor for the COVID-19 response effort. Mr. Slavitt is the founder and General Partner of Town Hall Ventures, which invests in healthcare innovations in vulnerable communities, a position he has held since 2018. Prior to that, he served as the Acting Administrator for the Centers for Medicare & Medicaid Services from 2015 to 2017, and as Group Executive Vice President of Optum, UnitedHealth Group's health services platform, from 2012 to 2014. From 2006 through 2011, Mr. Slavitt was the CEO of OptumInsight (formerly Ingenix), a UnitedHealth Group subsidiary. He serves on the Board of Directors of private companies Cityblock Health, Inc. and Equality Health, LLC, is co-chair of the Future of Healthcare Initiative at the Bipartisan Policy Center, and previously served as a director of Capella Education Company, an education services company (formerly Nasdaq: CPLA).

Mr. Slavitt brings to our Board of Directors extensive executive and leadership experience in the healthcare industry. His leadership at Centers for Medicare & Medicaid Services and within the healthcare insurance industry provides a valuable perspective to our Board.

Corporate Governance

Our business and affairs are managed under the direction of our Board. Our Board currently consists of 10 directors. The Board and its committees meet throughout the year on a set schedule and hold special meetings and act by written resolution from time to time, as appropriate. For the year ended December 31, 2024, our Board held eight meetings. Our Audit Committee, Compensation and Human Capital Committee (“Compensation Committee”), and Nominating and Corporate Governance Committees held four, three, and no meeting(s), respectively, during 2024. In 2024, each director attended at least 75% of the meetings of the Board during such director’s tenure and substantially all of the total number of meetings held by any of the committees of the Board on which the director served. Members of our Board are encouraged to attend our annual meetings of stockholders. Six of our then-serving directors attended our 2024 annual meeting of stockholders.

Board Leadership Structure

Our Board is led by Mr. Sheehy, the Chairman of the Board. Mr. Kadre, our Lead Director, provides effective independent oversight of management. Our Board selects its Chairperson and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company, and thus has no policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that this issue should be considered periodically as part of the succession planning process, however, and that it is in the best interests of our company to make a determination regarding this issue each time it appoints a new Chief Executive Officer. Accordingly, the Board may determine that it is appropriate in the future to combine the roles of Chairperson and Chief Executive Officer.

When the Chairperson of the Board is not independent, our Board elects a Lead Director. The Lead Director helps coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director presides at Board meetings at which the Chairperson is not present and, among other things, collaborates with our Chief Executive Officer on Board matters, and acts as a liaison between the independent directors, on one hand, and stockholders or the Chairperson, on the other.

Role of Board of Directors in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The internal audit function reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.

Audit Committee

The members of our Audit Committee are Kedrick Adkins, who serves as the Chair, Manuel Kadre and Linda Gooden, each of whom qualifies as an independent director under the NYSE corporate governance standards and independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Kedrick D. Adkins, Manuel Kadre and Linda Gooden each qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, performance and independence, (4) our corporate compliance program, including our code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder, (5) our risk management policies and procedures and (6) the performance of our internal audit function.

Our Board has adopted a written charter for the Audit Committee, which is available on our website investors.neuehealth.com.

Compensation and Human Capital Committee

The members of our Compensation Committee are Jeffrey R. Immelt, who serves as the Chair, Mohamad Makhzoumi and Manuel Kadre, each of whom meets the NYSE’s independence requirements applicable to compensation committee members.

The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to, among other things, (1) setting our compensation program and the compensation of our executive officers and directors, (2) administering our incentive and equity-based compensation plans and (3) preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website investors.neuehealth.com.

Compensation Committee Interlocks and Insider Participation

None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board. No member of our Compensation Committee has a material interest in any transaction described in the section titled “Certain Relationships and Related Party Transactions” below.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Manuel Kadre, who serves as the Chair, and Stephen Kraus, each of whom qualifies as an independent director.

The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any committee of the Board and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website investors.neuehealth.com.

Director Independence

We define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. The NYSE independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

The Board has affirmatively determined that each of our directors, other than G. Mike Mikan and Robert J. Sheehy, qualifies as independent in accordance with the NYSE rules.

Background and Experience of Directors; Board Diversity

In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any stockholders agreement or investor rights agreement to which the Company is party.

The Nominating and Corporate Governance Committee considers (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholder Communications Policy

Stockholders and other interested parties may communicate directly and confidentially with the Board or the independent directors by sending a letter addressed to the intended recipients, c/o Corporate Secretary, 9250 NW 36th St, Suite 420, Doral, Florida 33178. The secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of NeueHealth (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Stockholder Recommendations of Director Candidates

Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to NeueHealth, Inc., Attn: Corporate Secretary, 9250 NW 36th St, Suite 420, Doral, Florida 33178, by registered, certified or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its chair will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan without first obtaining pre-clearance from our General Counsel or his or her designee. None of our executive officers or directors pledged any of our securities during 2024.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is available on our website, investors.neuehealth.com. For information about how to obtain the Code of Conduct, see Part I, Item 1, “Business.” If our Board were to amend our Code of Conduct or waive any provision of our Code of Conduct for a director or executive officer of the Company, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our website set forth above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of reports on Forms 3 and 4 and amendments thereto filed electronically with the SEC during, and reports on Form 5 and amendments thereto filed electronically with the SEC with respect to, the year ended December 31, 2024, and based further upon written representations received by us with respect to the need to file reports on Form 5, no persons filed late reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2024.

EXECUTIVE COMPENSATION
2024 SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation earned by the persons who served as our principal executive officer and our two most highly compensated executive officers employed in 2024 (other than our principal executive officer), all of whom we refer to collectively as our Named Executive Officers in this Executive Compensation Section, in the fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
G. Mike Mikan CEO	2024	1,300,000	5,330,000	6,062,500	—	266,607	12,959,107
	2023	1,300,000	1,950,000	6,380,464	—	267,595	9,898,059

Tomas Orozco(4) EVP, Consumer Care	2024	666,250	1,123,688	1,575,000	—	3,200,000	6,564,938
	2023	663,125	472,477	451,799	—	—	1,587,401

Jay Matushak(5) CFO	2024	560,000	1,044,000	1,575,000	—	16,497	3,195,497
	2023	534,616	400,961	821,412	—	14,705	1,771,694
___________________
(1)The amounts reported in this column represent bonuses awarded at the discretion of our board of directors pursuant to our AIP in 2024 plus the supplemental bonuses awarded in lieu of a portion of our 2024 Long-Term Equity Compensation Award.
(2)Represents the aggregate grant date fair value of RSU grants made during each fiscal year, as calculated in accordance with accounting guidance applicable for the type of award, disregarding an estimate of forfeitures. For RSUs, fair value was calculated using the closing price of our common stock on the date of grant. The valuation assumptions used in determining such amounts are described in note 10 to our audited consolidated financial statements in our Form 10-K.
(3)All Other Compensation includes an employer matching contribution by the Company under the 401(k) plan for each named executive officer, and parking costs for Mr. Mikan and Mr. Matushak. For Mr. Mikan, All Other Compensation also includes $183,824 reimbursed to him for life insurance premiums in 2024 and an incremental cost of $67,991 for use of the leased aircraft, which amount includes variable operating costs, fuel charges and landing fees (but does not include fixed operating costs that do not change based on usage). For Mr. Orozco, All Other Compensation also includes $3,200,000 payable to Mr. Orozco in connection with the cancellation of profits interests in RRD Healthcare, LLC (“RRD”) that were granted to him in 2021 and cancelled in 2024 in connection with the Company’s acquisition from RRD of the equity interests in Centrum Medical Holdings, LLC that the Company did not already own. The Company does not consider this compensation to Mr. Orozco but was required to record it as compensation under ASC 710.
(4)Mr. Orozco was promoted into his role as Executive Vice President on November 1, 2023.
(5)Mr. Matushak was promoted into his role as Chief Financial Officer on May 12, 2023.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The following is a discussion of material factors necessary to obtain an understanding of information disclosed under “2024 Summary Compensation Table”.

Elements of 2024 Compensation Program

We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short and long-term performance. The primary elements of our executive compensation program are base salary, annual cash incentive, equity-based compensation and certain employee benefits and perquisites.

Base Salary

Base salaries compensate our Named Executive Officers for fulfilling the requirements of their respective positions and are intended to reflect the scope of their responsibilities, performance, skills and experience as well as competitive market practices. The base salaries of our Named Executive Officers are reviewed annually by our Compensation Committee.
For 2024, our Compensation Committee reviewed market compensation data from the national surveys and made no base salary increase for any of our Named Executive Officers.

2024 Discretionary Annual Cash Incentive Plan (“AIP”)

An overall AIP pool is determined by the Compensation Committee based on (i) each eligible employee’s annual earnings, multiplied by (ii) the employee’s target individual incentive award amount, multiplied by (iii) the company performance factor (based on achievement of our operating plan). A participant’s incentive award takes into consideration individual, team and Company performance results. At the end of each fiscal year, our Compensation Committee determines, in its discretion, the individual incentive award amount for our Chief Executive Officer and our other Named Executive Officers. Individual incentive awards are paid as cash awards on a date that is after the end of the fiscal year in which the individual incentive award is granted. For 2024, the Compensation Committee evaluated the Company’s overall execution against performance metrics and approved a performance factor of 100% of target. These awards were paid in January 2025.

Long-Term Equity Incentive Compensation and Supplemental Cash Bonus Awards

We use equity awards in the form of restricted stock units (“RSUs”) and stock options to deliver long-term incentive compensation opportunities to our executive officers, including the Named Executive Officers, and to address special situations as they may arise from time to time. The Compensation Committee determines the amount of annual equity awards for our executive officers after taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own long-term incentive compensation), the external market benchmarks, outstanding equity holdings of each executive officer, criticality of position and individual performance (both historical and expected future performance.

In order to retain key employees in light of the materially reduced value of previously granted equity-based incentive awards, in October 2023 the Compensation Committee approved a special RSU grant to our Named Executive Officers and other eligible employees, subject to approval of an amendment to our Amended and Restated 2021 Omnibus Incentive Plan at our 2024 annual meeting of stockholders, which amendment was approved in May 2024.

On March 11, 2024 the Compensation Committee approved annual equity grants to our Named Executive Officers. Due to the limited number of shares available under our Second Amended and Restated 2021 Omnibus Incentive Plan (the “2021 Plan”), we bifurcated the awards by providing approximately 60% in the form of RSUs with a three year annual vesting and 40% in the form of as a supplemental cash bonus. Payment of the supplemental bonus was contingent on achieving the threshold for payment of the Company’s 2024 Annual Incentive Plan, and was capped at 100% of target. As noted above, the Compensation Committee approved a performance factor 100% of target. These awards were paid in March 2025.

Mikan Employment Agreement

Pursuant to Mr. Mikan’s amended and restated employment agreement, effective as of September 23, 2021 (the “Mikan Employment Agreement”), Mr. Mikan serves as our President, Chief Executive Officer and Vice Chair of our Board. Mr. Mikan is entitled to a base salary of $1,300,000, which may be increased at the discretion of the Board. In addition, he is eligible to participate in the AIP, pursuant to which he has a target individual incentive opportunity equal to 130% of his annual base salary, which target is reviewed annually, and may be increased, by our Board. The Mikan Employment Agreement also provides that Mr. Mikan is entitled to reimbursement from the Company up to $100,000 annually for the costs of a life insurance policy (plus the amount of any incremental tax liabilities resulting from such reimbursement).

Pursuant to the Mikan Employment Agreement, Mr. Mikan is also entitled the severance and change of control benefits described below under “-Potential Payments Upon Termination or Change in Control.”

Personal Aircraft Use

In 2024, Mr. Mikan was permitted a limited amount of personal use of the Company’s leased aircraft upon approval by the Chair of the Compensation Committee. We do not reimburse any taxes for imputed income associated with any such personal travel. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Orozco Employment Agreement

Pursuant to Mr. Orozco’s employment agreement, effective as of August 9, 2021 (the “Orozco Employment Agreement”), Mr. Orozco agreed to serve as Chief Executive Officer of Centrum Medical Holdings, LLC (“Centrum”), one of our subsidiary businesses. He has served as Executive Vice President for NeueHealth since 2023. Mr. Orozco is entitled to a base salary of $650,000, which may be increased at the discretion of the board. In addition, he is eligible to participate in the AIP, pursuant to which he has a target individual incentive opportunity equal to 50% of his annual base salary, with the actual amount determined by the board.

Cancellation of Orozco Profits Interest

In 2021, Mr. Orozco was awarded profits interests in RRD Healthcare, LLC (“RRD”), the former owner of a minority equity interest in Centrum. In October 2024, the Company acquired from RRD the equity interests in Centrum that the Company did not already own. In connection with this transaction, all holders of profits interests in RRD, including Mr. Orozco, agreed to cancel such profits interests in exchange for cash payments. Mr. Orozco agreed to a payment of $3,200,000, $400,000 of which was paid in March 2025, $400,000 of which is payable by December 31, 2025, and $2,400,000 of which is payable by October 29, 2028. The Company does not consider this compensation to Mr. Orozco but was required to record it as compensation under ASC 710.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END

The following table provides information with regard to each outstanding equity award held by the Named Executive Officers on December 31, 2024. The market value of the RSUs and performance-based restricted stock units (“PSUs”) is based on the closing market price of our stock on December 31, 2024, which was $7.42.
Outstanding Equity Awards at Fiscal Year End Table

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise/ Grant Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That have not vested (#)(2)	Market Value of Shares or Units of Stock That have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not vested ($)
G. Mike Mikan	1/23/2019	141,186		$83.20	1/23/2029	6/28/2021			91,875	681,713
	2/19/2020	65,436		$141.87	2/19/2030	12/14/2021
	11/19/2020	20,625	0	$184.00	11/19/2030	3/7/2022	7,565	56,132
	2/10/2021	93,585	4,068	$184.00	2/10/2031	1/3/2023	95,308	707,185
	3/7/2022	28,820	14,409	$143.20	3/7/2032	5/4/2023	117,753	873,727
						5/6/2024	390,000	2,893,800
						5/6/2024	580,000	4,303,600

Jay Matushak	11/13/2021	1,854	0	$632.00	11/3/2031	3/7/2022	2,444	18,134
						5/9/2022	978	7,257
						1/3/2023	13,237	98,219
						5/4/2023	12,680	94,086
						5/6/2024	72,000	534,240
						5/6/2024	180,000	1,335,600

Tomas Orozco						3/7/2022	2,327	17,266
						1/3/2023	3,971	29,465
						3/6/2023	4,981	36,959
						5/6/2024	72,000	534,240
						5/6/2024	180,000	1,335,600
(1)25% of these options vest on the one year anniversary of the vesting commencement date, and 1/48th of the options vest each month for three years thereafter. 18,000 options granted to Mr. Mikan on January 23, 2019 were transferred to Mikan Family Enterprise, LLC in 2021, all of which are exercisable.
(2) The RSUs listed in this column granted on January 2, 2023 all vest on the second anniversary of the grant date, subject to continued employment. Of the two RSU grants made to each Named Executive Officer on May 6, 2024, all of the RSUs listed in the second grant vest on the third anniversary of the grant date, subject to continued employment. One third of the original amount of RSUs granted in each of the other awards listed in this column vest on each of the first, second, and third anniversaries of the respective grant dates, subject to continued employment.
(3)    The PSUs listed in this column vest if the following performance conditions are met: (a) if a price per share goal is achieved before June 28, 2027 and the Named Executive Officer remains employed through such date, the corresponding PSUs vest, and (b) if a price per share goal is achieved after such date, the corresponding PSUs shall vest upon the achievement of such price per share goal. As of December 31, 2024, the price per share goal had not been achieved with respect to any such PSUs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each Named Executive Officer is entitled to potential payments and benefits in connection with a qualifying termination of employment or a change in control. The information below describes and estimates potential payments and benefits to which the Named Executive Officers would be entitled under existing arrangements if a qualifying termination of employment or change in control occurred on December 31, 2024. These arrangements include:

•the 2021 Severance Plan;
•the 2016 Stock Plan and the 2021 Plan;
•the Mikan Employment Agreement; and
•the Orozco Employment Agreement.

These benefits are in addition to benefits available generally to salaried employees. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those estimated below. Factors that could affect these amounts include the timing during the year of any such event and our valuation at that time. There can be no assurance that a qualifying termination or change in control would produce the same or similar results as those described below if any assumption used to prepare this information is not correct in fact.

2021 Severance Plan

The 2021 Severance Plan provides severance benefits to all the Named Executive Officers except Mr. Mikan and Mr. Orozco, who are entitled to severance benefits pursuant to their respective employment agreements, described below. The 2021 Severance Plan is administered by our Chief People Officer (or such other person or persons as determined by our Board). Each Named Executive Officer, other than Mr. Mikan and Mr. Orozco, is eligible to severance benefits if such executive is terminated for reasons determined by the administrator to be an “involuntary termination” of employment by the Company for reasons beyond the executive’s control or by the executive for Good Reason, defined below.

For purposes of the 2021 Severance Plan, an executive’s termination of employment is not an involuntary termination if such termination is:

•a termination by the Company or affiliate for Cause, defined below;
•a voluntary termination by a participant other than for Good Reason;
•a termination by the participant prior to the date specified by the Company for a participant’s involuntary termination of the participant’s active employment with the Company; or
•a termination on account of the participant’s death or disability.

Severance pay under the 2021 Severance Plan will be paid to our eligible executives for 52 or 78 weeks (the “Severance Period”). Severance pay will generally be paid at regular payroll intervals following the participant’s last day worked. Mr. Matushak is entitled to 78 weeks of base pay plus an amount equal to 1.5 times his target individual incentive award, paid over the Severance Period.

In addition, the 2021 Severance Plan provides that our eligible executives are entitled to elect and pay for 12 or 18 months of continued coverage under the Company’s group medical, dental and/or vision plans pursuant to COBRA, in accordance with ordinary plan practices. If an executive was enrolled in the Company’s group medical, dental and/or vision plans at the time of the executive’s termination of employment and timely elects continuation coverage under COBRA, the Company will, on a monthly basis, directly pay for the amount of the COBRA coverage cost for medical plan coverage that is in excess of the cost of coverage payable by an active employee of the Company for the “benefit subsidy period.” The benefit subsidy period begins immediately following the month active employee coverage terminates on account of the executive’s termination of employment.

Eligible executives will also be paid a prorated portion of the individual incentive award, if any, payable in accordance with the terms of the applicable Company AIP for the calendar year in which the executive’s termination of employment occurs (other than any requirement that the executive remain employed through the end of the calendar year or at the time of payment), with such proration based on the full calendar months of the executive’s employment during such year. The prorated individual incentive award will be based on Company performance impacting individual incentive award eligible executives and will be paid at the time the Company pays the individual incentive award to other employees, but not later than March 15th of calendar year following the end of the calendar year in which the executive’s employment terminated.

In addition, the 2021 Severance Plan provides that our eligible executives are entitled to continued vesting of any unvested outstanding equity awards subject to time-based vesting during the Severance Period.

In the event of a termination of employment within 12 months following the occurrence of a Change in Control, defined below, the following provisions will apply to eligible executives:

•The severance pay will be paid in a single lump sum as soon as practicable, but not later than 60 days, following the executive’s termination of employment.

•The individual incentive award will be equal to 100% of the executive’s target individual incentive award amount, and will be paid in a lump sum within 60 days following the executive’s termination of employment.
•Any unvested outstanding equity award subject to time-based vesting will vest in full at the time of the executive’s termination of employment.

In order to be entitled to any severance benefits under the 2021 Severance Plan, a participant must sign a release of claims and restrictive covenant agreement, which will include non-competition, non-solicitation and non-disparagement provisions.

Under the 2021 Severance Plan, the Company may recover, or “claw back,” from a participant any amounts previously paid pursuant to the 2021 Severance Plan if, following such payment, the administrator becomes aware of circumstances existing on the date of payment that could reasonably have been grounds for the participant’s termination of employment for Cause or if the participant violates the terms of the restrictive covenant agreement and/or release of claims.

Pursuant to the 2021 Severance Plan:

•“Cause” means that in the Company’s exclusive judgment, (i) conduct or statements that violate the Company’s employee and member relations standards, including those which require that Company employees treat each other with dignity and respect, (ii) violation of the Company’s standards, policies, or individual directives, regarding the prohibition of unlawful discrimination, harassment or retaliation, (iii) unsatisfactory attendance, conduct, or performance, (iv) violation of the Company’s standards of conduct, (v) violation of any Company or regulatory standard regarding protection of confidential information, and trade secrets, (vi) refusal to satisfactorily perform the duties, responsibilities and obligations of an employee’s position, (vii) dishonesty or other breach of an employee’s duty of loyalty affecting the Company or any customer, vendor or other Company employee, (viii) use of alcohol or prohibited substances in a manner that adversely affects the employee’s performance of the employee’s duties, responsibilities, and obligations as a Company employee, (ix) the employee’s conviction of any crime which has a nexus with the employee’s position, (x) commission of any other willful or intentional act the Company believes may injure the reputation, business or business relationships of the Company and/or the employee, (xi) the existence of any court order or settlement agreement prohibiting the employee’s continued employment with the Company, (xii) insubordination, (xiii) violation of any statutory or regulatory standard applicable to the Company, or violation of any Company policy or procedure, which adversely affects the Company’s legal rights.

•“Good Reason” means, without the express written consent of the participant:

A.the assignment to the participant of any duties that results in a material diminution in such participant’s position, authority or responsibilities or any other substantial adverse change in such position, authority or responsibilities, that results in a reduction of the participant’s grade level, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company as set forth below;

B.the material diminution in the participant’s total compensation (including Base Salary and incentive pay), other than (i) an insubstantial and inadvertent failure remedied by the Company as set forth below, or (ii) a reduction in compensation which is applied to all similarly situated employees of the Company in the same dollar amount or percentage; or

C.the Company’s requiring the participant to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the participant’s work, except for travel reasonably required in the performance of the participant’s responsibilities.

Before a termination by the participant will constitute termination for Good Reason, (i) the participant must give the Company written notice of the termination within sixty (60) calendar days of the initial occurrence of the event that constitutes Good Reason, (ii) the Company is provided an opportunity to remedy the event or events constituting Good Reason within thirty (30) days after receipt of the notice from the participant, (iii) the Company fails to cure the event or events constituting Good Reason, and (iv) the participant terminates employment within sixty (60) days of the end of the Company’s cure period.

2016 Stock Incentive Plan and 2021 Plan

The 2016 Stock Incentive Plan (the “2016 Equity Plan”) provides that upon a participant’s termination of service, the Board may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination) cause options (or any part thereof) then held by such participant to terminate, to vest and become exercisable, or to continue to vest and become exercisable or to remain exercisable following such termination of service, and restricted stock awards, restricted stock units or other share-based awards then held by such participant to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of service, in each case in the manner determined by the Board; however (a) no Option may remain exercisable beyond its expiration date and (b) any such action adversely affecting any outstanding incentive award may not be effective without the consent of the affected participant.

In connection with a change in control, unless provision is made in connection with the change in control in the sole discretion of the parties to the change in control for the assumption or continuation by the successor entity of incentive awards theretofore granted, all outstanding incentive awards granted under this 2016 Equity Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of any vested incentive award will receive for each share of common stock subject to such incentive award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Board in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of common stock in connection with such change in control and the purchase price per share, if any, under the incentive award, multiplied by the number of shares of common stock subject to such incentive award that were vested at the time of cancellation (or in which such incentive award is denominated); however, if such product is zero ($0) or less or to the extent that the incentive award is not then vested or exercisable, the incentive award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a change in control may be received by holders of shares of common stock on a contingent or delayed basis, the Board may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the change in control on the basis of the Board’ good faith estimate of the present value of the probable future payment of such consideration. The 2016 Equity Plan further provides that no incentive award may include the acceleration of the vesting or exercisability of such incentive award in connection with a change in control, unless such acceleration provision is approved by the Board.

In connection with any change in control under the 2021 Equity Plan, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any awards, provided that (unless the applicable award agreement provides for different treatment upon a change in control) with respect to any performance-vested awards, any such acceleration will be based on (A) the target level of performance if the applicable performance period has not ended prior to the date of such change in control and (B) the actual level of performance attained during the performance period of the applicable performance period has ended prior to the date of such change in control; and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.

Potential Payments to Mr. Mikan

Mr. Mikan is not entitled to any cash severance payments upon termination due to death, disability, or for Cause (as defined in the Mikan Employment Agreement).

Pursuant to the Mikan Employment Agreement, if the Company terminates Mr. Mikan’s employment without Cause or Mr. Mikan voluntarily terminates his employment for Good Reason, then subject to his continued material compliance with the Mikan Employment Agreement and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, the Company will pay him an amount equal to (x) two times the sum of his then applicable annual base salary, (y) two times the then applicable target annual individual incentive award payment and (z) the full year target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with the Company’s payroll practice over 24 months commencing within 60 days after the termination date.

In addition, Mr. Mikan will receive health and welfare benefits continuation for 24 months following the termination date. Finally, the number of unvested equity awards granted to him under the Company’s equity incentive plans as of the termination date which would have vested over the 24 month period commencing on the termination date (assuming continued employment throughout such period) in accordance with the terms of the applicable grant agreements will automatically vest in full.

The Mikan Employment Agreement also provides that in the event that the Mr. Mikan’s employment is terminated involuntarily or Mr. Mikan voluntarily terminates his employment for Good Reason within 24 months of a Change of Control, Mr. Mikan shall receive a lump sum equal to (x) two times the sum of his then applicable annual base salary, (y) two times the then applicable target annual individual incentive award payment and (z) the full year target annual individual incentive award for the year in which he was terminated, less all applicable withholdings and deductions. In addition, Mr. Mikan will receive full acceleration of vesting on all outstanding equity awards, provided that the Special IPO PSU Grant will only be accelerated to the extent then vested.

The Mikan Employment Agreement further provides that in the event of Mr. Mikan’s death, a number of unvested equity awards granted to him under the Company’s equity incentive plans will become vested as follows: (i) if, at the time of his death, fewer than one half of the equity awards have vested, then such number of shares will become vested in full automatically such that one half of the equity awards will be vested; and (ii) if, at the time of his death, one half or more of the equity awards have vested, then the number of unvested equity awards as of the date of his death which would have vested over the twelve month period commencing on the date of his death (assuming continued employment throughout such period) in accordance with the terms of the applicable grant agreements will automatically vest in full.

Definitions

Under the Mikan Employment Agreement, “Cause” is defined as one or more of the following: (i) a material breach of the Mikan Employment Agreement by the executive and the executive’s failure to cure such breach within 10 business days following written notice by the Company; (ii) a breach of the executive’s duty of loyalty to the Company; (iii) the indictment or charging of the executive of, or the plea by the executive of nolo contendere to, a felony or a misdemeanor involving moral turpitude or other willful act or omissions causing material harm to the standing and reputation of the Company; (iv) the executive’s repeated failure to perform in any material respect his duties under the Mikan Employment Agreement, and the executive’s failure to cure such failures within 10 business days following written notice by the Company; (v) theft, embezzlement, or willful misappropriation of funds or property of the Company by the executive; (vi) a material violation by the executive of the Company’s written employment policies, and the executive’s failure to cure such violation within 10 business days following written notice by the Company; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or willful failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. Notwithstanding the foregoing, the executive will not be deemed to have been terminated for Cause unless and until there has been delivered to executive a written statement, executed by the Chairman of our Board (after reasonable notice to the executive and an opportunity for the executive to be heard by the Board), stating that in the good faith opinion of the Chairman of our Board the executive was guilty of conduct constituting “Cause” as set forth above and specifying the particulars thereof in reasonable detail.

Under the Mikan Employment Agreement, “Good Reason” means the executive’s voluntary termination of employment with the Company or the acquiror following the occurrence of any of the following without the executive’s written consent: (i) a material reduction or change in job duties, responsibilities or requirements inconsistent with the executive’s position, provided that a mere change in title following a sale of the Company will not constitute For Good Reason, so long as the executive is assigned to a position that is substantially equivalent to the position held prior to the Change of Control terms of job duties, responsibilities and requirements; (ii) a material reduction in the executive’s compensation; (iii) the executive’s refusal to relocate the principal place for performance of his duties to a location more than 50 miles from the location at which he performed his duties at the time of the sale of the Company.

Potential Payments to Mr. Orozco

Mr. Orozco is not entitled to any cash severance payments upon termination due to death, disability, or for Cause (as defined in the Orozco Employment Agreement).

Pursuant to the Orozco Employment Agreement, if the Company terminates Mr. Orozco’s employment without Cause or Mr. Orozco voluntarily terminates his employment for Good Reason, then subject to his continued compliance with the Orozco Employment Agreement and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, the Company will pay him an amount equal to (x) his then current base salary for an 18 month period plus (y) any annual bonus Mr. Orozco would have received in respect of the year in which his employment termination occurs had his employment continued through the date such bonus would have been earned, less all applicable withholdings and deductions. The payment of the severance amount will be in substantially equal installments in accordance with the Company’s payroll practice over the 18 month severance period.

Definitions

Under the Orozco Employment Agreement, “Cause” is defined as one or more of the following: (i) executive’s conviction of or the entering of a guilty plea or plea of no contest with respect to a felony involving theft or misappropriation against the Company; (ii) executive’s conviction or the entering of a guilty plea or plea of no contest with respect to a crime involving fraud, dishonesty or moral turpitude or embezzlement against the Company; (iii) executive commits an intentional and material act (a) to defraud the Company or any affiliate or (b) of embezzlement against the Company or any affiliate, each of which are determined in good faith by the Company; (iv) executive’s breach of a fiduciary duty owed to the Company, (a) which executive has failed to cure within thirty (30) days of receiving written notice from the Board specifying such breach; or (b) is of such a serious nature and degree so as to be incompatible with continued employment; (v) executive’s repeated (i.e., more than once) refusal to follow (or cause the Company to follow) the lawful direction of the board or any duly authorized designee thereof executive has failed to cure within thirty (30) days of receiving written notice from the board specifying such refusal; (vi) a material breach of the provisions of any written code of conduct or policy of the Company, as amended from time to time, of which executive has been informed or has knowledge and (a) which executive has failed to cure within thirty (30) days of receiving written notice from the Board specifying such breach; or (b) is of such a serious nature and degree so as to be incompatible with continued employment; (vii) executive willfully impedes or endeavors to improperly influence, obstruct or impede an investigation or fails to materially cooperate with an investigation in each case authorized by the Company or being conducted pursuant to a legal process to which the
Company is subject, following notice and a reasonable opportunity to cure; or (viii) executive’s material or intentional breach of the Orozco Employment Agreement; and (a) which Executive has failed to cure within thirty (30) days of receiving written notice from the Board specifying such breach; or (b) is of such a serious nature and degree so as to be incompatible with continued employment.

Under the Orozco Employment Agreement, “Good Reason” means (i) a material breach by the Company of this Agreement; (ii) without executive’s consent, a relocation of the executive’s place of employment by more than thirty (30) miles from the Company’s offices as of the effective date of the Orozco Employment Agreement; (iii) a material and permanent reduction in executive’s authority or responsibilities; or (iv) a material reduction in executive’s base salary (i.e., a reduction that is in excess of 10% of executive’s then-current base salary), except for across-the-board salary reductions similarly affecting the senior management of the Company after consultation with Executive.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides a brief overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended December 31, 2024, which we also refer to as 2024.
We have provided this information for each person who served as our principal executive officer and our two most highly compensated executive officers employed in 2024 (other than our principal executive officer), all of whom we refer to collectively as our Named Executive Officers.
Our Named Executive Officers for 2024 were:
•G. Mike Mikan, President and Chief Executive Officer
•Jay Matushak, Chief Financial Officer
•Tomas Orozco, Executive Vice President

Compensation Philosophy and Objectives
As a healthcare company, we operate in a highly competitive business environment, which is characterized by rapidly changing market requirements and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services and demonstrate an ability to quickly identify and capitalize on new business opportunities. We recognize that our success in this environment is in large part dependent on our ability to attract and retain talented employees. Therefore, we maintain, and modify as necessary, an executive compensation and benefits program designed to attract, retain, and incentivize a highly talented, deeply qualified, and committed team of executive officers to share our vision and desire to work toward these goals.
We endeavor to create and maintain compensation programs that reward performance and serve to align the interests of our executive officers and stockholders. Pursuant to our compensation philosophy, we seek to attract, retain and engage the best talent by:

•	Fostering a pay-for-performance culture, where compensation is directly linked to company and individual goal achievement;

•	Providing “Total Rewards” (which includes compensation, benefits, work-life balance, recognition, and perquisites) that are competitive with the external market and reward performance that supports our mission, vision and values (Be Brave. Be Brilliant. Be Accountable. Be Inclusive. Be Collaborative.);

•	Awarding equity compensation that supports sustained performance and growth and aligns with the long-term interests of our stockholders; and

•	Ensuring equal pay for work of equal value, so that differences in pay are based on factors such as job, experience, education, performance and location.

Our Compensation Committee continues to be guided by this philosophy. We intend to continue to evaluate our philosophy and objectives and compensation programs as circumstances require, and, at a minimum, our Compensation Committee will review our executive compensation philosophy and objectives annually.

Elements of 2024 Compensation Program
We provide our executive officers with a mix of pay that reflects our belief that executive compensation should be tied to an appropriate balance of both short- and long-term performance. The primary elements of our executive compensation program are base salary, annual cash incentive, equity-based compensation and certain employee benefits and perquisites, each of which elements are described in additional detail in the Executive Compensation section for this Proxy Statement.

Compensation Policies and Practices
Ownership Guidelines
Our Stock Ownership Guidelines (the “Guidelines”) are designed to align our directors' and executives' interests with our stockholders' interests and to encourage directors and executives to make decisions that will be in our long-term best interests—through all industry cycles and market conditions. The Guidelines require non-employee directors and executive officers to achieve and maintain ownership of our shares equal to five times base salary for the CEO, three times base salary for all other executive leadership team members and three times the annual cash retainer for non-employee directors. The ownership requirement is based on the participant's base salary or annual retainer (as applicable) and the average daily closing share price for the previous 12 months through October 31 of each calendar year.
During any year in which a participant is not in compliance with the ownership requirement, the Compensation Committee may require such participant to retain at least 50% of net shares delivered through our equity incentive plans (“net shares” means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for payment of the exercise price of stock options).
Clawback Policy
Pursuant to our Clawback Policy for executive officers, the Compensation Committee requires the repayment of certain cash and equity incentive compensation paid to any current or former executive officer in the event of a restatement of our financial results if such compensation received by such officer exceeded the amount that such officer would have received based on the restated financial results.
Policy on Hedging and Prohibited Transactions
Our Insider Trading Policy prohibits employees, non-employee directors and related persons from engaging in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan without first obtaining pre-clearance from our General Counsel or his or her designee.
Compensation Policies as they relate to Risk Management
The Compensation Committee believes that our compensation programs are appropriately designed to provide a level of incentives that does not encourage our executive officers and employees to take unnecessary risks in managing their business operations or functions and in carrying out their employment responsibilities. Specifically:
•a substantial portion of our executive officers' compensation is performance-based, consistent with our approach to executive compensation;
•our annual incentive award program is designed to reward annual financial and/or strategic performance in areas considered critical to our short and long-term success;
•our long-term incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules; and
•our executive stock ownership guidelines further provide a long-term focus by requiring our executives to personally hold significant levels of our stock.
The Compensation Committee believes that the various elements of our executive compensation program sufficiently incentivize our executives to act based on the sustained long-term growth and performance of our company.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by:

Jeffrey R. Immelt, Chair
Mohamad Makhzoumi
Manuel Kadre

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation and Human Capital Committee Report is not incorporated into any such filings.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “Compensation Actually Paid” (“CAP”) for our principal executive officer (“PEOs”), and “Average Compensation Actually Paid” for our non-PEO named executive officers (“Non-PEO NEOs”), as each such term is defined in Item 402(v), by the Company and the financial performance and total stockholder return (“TSR”) of the Company for each of the 2022, 2023 and 2024 fiscal years, calculated in a manner consistent with Item 402(v). In determining CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table (“SCT”) for the applicable fiscal years, as Item 402(v)’s valuation methods for this table differ from those required in the SCT. For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for non-PEO NEOs ($)(3)	Average Compensation Actually Paid to non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return:(5)	Net Income (000s) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	12,959,107	(2,664,494)	4,880,218	2,741,671	0.56	(160,042)
2023	9,898,059	(632,969)	1,875,691	(1,356,867)	0.57	(1,265,808)
2022	9,993,169	(35,329,664)	2,535,355	(1,588,985)	3.91	(1,359,880)
(1)The PEO for each of the years presented is Mr. Mikan.
(2)The CAP to the PEO reflects the following adjustments from Total Compensation reported in the SCT:

Year	Less: Value of awards reported in Summary Compensation Table ($)	Plus: year-end fair value of outstanding equity awards granted in covered year ($)	Plus (or Minus): change in fair value of outstanding equity awards granted in prior years ($)	Plus (or Minus): change in fair value of prior-year equity awards vested in the covered year ($)	Compensation Actually Paid ($)
2024	(6,062,500)	7,179,400	(5,133,970)	(11,606,531)	(2,664,494)
2023	(6,380,464)	2,074,887	(3,066,171)	(3,159,280)	(632,969)
2022	(6,499,235)	1,871,659	(32,889,612)	(7,805,645)	(35,329,664)

(3)The Non-PEOs included in columns (d) and (e) for 2022 are Cathy Smith, Jeff Cook, Jeff Craig, Michael Carson, and Sam Srivastava, for 2023, are Ms. Smith, Mr. Matushak and Mr. Orozco and, for 2024, are Mr. Matushak and Mr. Orozco.
(4)The Average CAP to Non-PEO NEOs reflects the following adjustments from Average Total Compensation reported in the SCT:

Year	Less: Value of awards reported in Summary Compensation Table ($)	Plus: year-end fair value of outstanding equity awards granted in covered year ($)	Plus (or Minus): change in fair value of outstanding equity awards granted in prior years ($)	Plus (or Minus): change in fair value of prior-year equity awards vested in the covered year ($)	Plus (or Minus): fair value of prior-year equity awards that failed to meet the applicable vesting conditions during the covered fiscal year ($)	Average Compensation Actually Paid ($)
2024	(3,150,000)	3,739,680	(1,656,183)	(1,072,340)	—	2,741,671
2023	(952,561)	111,146	(174,765)	(56,763)	(2,159,615)	(1,356,867)
2022	(1,689,924)	446,634	(1,636,911)	(308,151)	(935,988)	(1,588,985)

(5) TSR shows the total cumulative return for our common stock between June 24, 2021 (the date our common stock commenced trading on the NYSE) through December 31, 2024.

Relationship between CAP and TSR

The graph below illustrates the relationship between CAP and the cumulative TSR on $100 invested in the Company at the close of the market on June 28, 2021, through December 31, 2024.

Relationship between CAP and TSR
CAP (in milliolns)
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
120
100
80
60
40
20
—
TSR
12/31/21
06/30/22
12/31/22
06/30/23
12/31/23
06/30/24
12/31/24
PEO CAP
Non-PEO Average CAP
NeueHealth TSR

Relationship between CAP and Net Income

The graph below illustrates the relationship between CAP and Net Income over the time period presented.

Relationship between CAP and Net Income
CAP (in millions)
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
Net Income
$—
$(400.0)
$(800.0)
$(1,200.0)
$(1,600.0)
06/30/22
12/31/22
06/30/23
12/31/23
06/30/24
12/31/24
PEO CAP
Non-PEO Average CAP
Net Income

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our non-employee directors' services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board. Annual compensation for our non-employee directors comprises cash and stock-based equity compensation. Under our director compensation policy, each non-employee director is entitled to an annual cash retainer of $80,000 (other than any non-employee Chairman of the Board, who is entitled to an additional $100,000 cash retainer) and an annual RSU award having a fair market value of $175,000 as of the date of grant. In addition, the Audit Committee chair receives an additional cash retainer of $25,000, the Compensation Committee Chair receives an additional cash retainer of $20,000 and the chair of the Nominating and Corporate Governance Committee receives an additional cash retainer of $15,000. All other committee members receive an additional cash retainer of $10,000. Amounts are paid pro rata for any partial year of service.

However, due to the limited number of shares available under the 2021 Plan, in 2024, our Compensation and Human Capital Committee (the “Committee”) determined to adjust non-employee director compensation by approving an award of (a) 10,500 RSUs and (b) a supplemental retainer fee of $91,000 payable on the first anniversary of the grant date of the RSUs, which fee was payable in cash or shares of the Company’s common stock, as determined by the Committee. In April 2025, the Committee approved payment of these fees in cash. Ms. Allen’s and Mr. Newhall’s service on our board ended in May 2, 2024.
DIRECTOR COMPENSATION TABLE FOR 2024
The following table contains information concerning the compensation of our non-employee directors in 2024. Mr. Mikan did not receive any additional compensation for services as a director in 2024.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Kedrick D. Adkins Jr	196,000	63,735	259,735
Naomi Allen	45,000	—	45,000
Linda Gooden	181,000	63,735	244,735
Jeffrey R. Immelt	191,000	63,735	254,735
Manuel Kadre	206,000	63,735	269,735
Stephen Kraus	181,000	63,735	244,735
Mohamad Makhzoumi	181,000	63,735	244,735
Adair Newhall	40,000	—	40,000
Andrew Slavitt	171,000	63,735	234,735
Robert G. Sheehy	226,000	63,735	289,735
Matthew Manders	171,000	63,735	234,735
____________________
(1)10,500 RSUs were granted to each non-employee director on May 13, 2024. 100% of the RSUs vest on the first anniversary of the grant date. Ms. Allen’s and Mr. Newhall’s board service ended in May 2024.
As of December 31, 2024, non-executive directors held the following options and RSUs:

Name	Options	RSUs
Kedrick D. Adkins Jr	6,750	10,500
Linda Gooden	6,750	10,500
Jeffrey R. Immelt	6,749	10,500
Manuel Kadre	6,750	10,500
Andrew Slavitt	3,505	10,500
Stephen Kraus		10,500
Mohamad Makhzoumi		10,500
Robert G. Sheehy		10,500
Matthew Manders		10,500

Directors Stock Ownership Policy

In November 2021, our Board adopted a stock ownership policy for our non-employee directors. The policy requires each non-employee director to hold shares of Company common stock having an aggregate market value of at least three times their annual cash retainer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreement

We are party to a registration rights agreement with certain of our stockholders including New Enterprise Associates, Bessemer Venture Partners, StepStone, Town Hall Ventures, and certain subsidiaries of Cigna and certain of their respective affiliates. Each of New Enterprise Associates and Bessemer Venture Partners beneficially owned more than 5% of our outstanding common stock as of April 8, 2025.

The registration rights agreement, as amended, contains provisions that entitle the stockholder parties thereto to certain rights to have their securities registered by us under the Securities Act. New Enterprise Associates and Bessemer Venture Partners will be entitled to three “demand” registrations in the aggregate, subject to certain limitations. In addition, the stockholder parties to the registration rights agreement, including New Enterprise Associates, Bessemer Venture Partners, StepStone, and certain subsidiaries of Cigna are entitled to customary “piggyback” registration rights. The registration rights agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

2023 Credit Agreement

On August 4, 2023, we entered into the 2023 Credit Agreement with NEA and the lenders from time to time party thereto, to provide for a credit facility pursuant to which, among other things, the lenders have provided an aggregated of $96.4 million delayed draw term loan commitments. In connection therewith, we entered into warrantholders agreements with NEA and the other lenders to the 2023 Credit Agreement, setting forth the rights and obligations of the Company and such lenders to acquire shares of Common Stock at an exercise price of $0.01 per share.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Indebtedness” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for further information about the 2023 Credit Agreement.

Certain of our directors have current or former relationships with New Enterprise Associates. For information about these relationships see the section titled “Board of Directors and Corporate Governance-Board of Directors”.

NEA Merger Agreement

On December 23, 2024, NeueHealth entered into an Agreement and Plan of Merger (the “NEA Merger Agreement”) with NH Holdings 2025, Inc., a Delaware corporation (“Parent”), and NH Holdings Acquisition 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “NEA Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc.

Certain of our directors have current or former relationships with New Enterprise Associates. For information about these relationships see the section titled “Board of Directors and Corporate Governance-Board of Directors”.

Related Persons Transaction Policy

Our Board has adopted a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will communicate that information to our Board or to a duly authorized committee thereof. Our related person policy provides that no related person transaction entered into will be executed without the approval or ratification of our Board or a duly authorized committee thereof. It will be our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 8, 2025 for:
•each person or group known to us who beneficially owns more than 5% of our common stock;
•each of our directors;
•each of our Named Executive Officers; and
•all of our directors, director nominees and executive officers as a group.
The number of shares and percentages of beneficial ownership set forth below are based on the 8,927,758 shares of our common stock issued and outstanding as of April 8, 2025. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o NeueHealth, Inc., 9250 NW 36th St Suite 420, Doral, Florida 33178.

Name of Beneficial Owner	Shares	Percent
5% OR MORE BENEFICIAL OWNERS:
New Enterprise Associates and affiliated funds(1)	8,150,625	56.8
Bessemer Venture Partners and affiliated funds(2)	1,105,176	12.2
StepStone Group LP and affiliated funds(3)	551,425	6.2
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
G. Mike Mikan(4)	617,583	6.6
Jay Matushak(5)	42,882	*
Tomas Orozco(6)	29,325	*
Robert J. Sheehy(7)	265,945	3.0
Kedrick D. Adkins Jr(8)	23,193	*
Linda Gooden(9)	23,193	*
Jeffrey R. Immelt(10)	30,668	*
Manuel Kadre(11)	40,256	*
Steve Kraus(2)(12)	16,444	*
Mohamad Makhzoumi(1)(13)	8,167,068	56.9
Matthew G. Manders(14)	16,741	*
Andrew Slavitt(15)	163,671	1.8
ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (12 persons)	9,436,969	63.3
* Indicates beneficial ownership of less than 1%.

(1)	The following information is based on a Schedule 13D as amended, filed by New Enterprise Associates 15, L.P. and other reporting persons named therein. Consists of (i) 1,338,022 shares of common stock held by New Enterprise Associates 15, L.P., or NEA 15, (ii) 43,678 shares of common stock held by NEA 15 Opportunity Fund, L.P., or NEA 15 OF, (iii) 599,064 shares of common stock held by New Enterprise Associates 16, L.P., or NEA 16, (iv) 299,788 shares of common stock held by New Enterprise Associates 17, L.P., or NEA 17, (v) 322,718 shares of common stock held by NEA BH SPV, L.P., or BH SPV and (vi) 123,648 shares of common stock held by NEA BH SPV II, L.P., or BH SPV II. Also includes 903,335 shares of common stock issuable upon conversion of 200,000 shares of Series A Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 Venture Growth Equity, L.P., or NEA 18 VGE, and 1,716,513 shares of common stock issuable upon conversion of 137,700 shares of Series B Convertible Perpetual Preferred Stock held by NEA 17 and NEA 18 Venture Growth Equity, L.P. Also includes 2,803,859 warrants to purchase shares of common stock held by NEA 15, NEA 16, NEA 17, and NEA 18 VGE. The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 LLC. The individual managers, or collectively, the NEA 15 Managers, of NEA 15 LLC are Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, and Scott D. Sandell. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15. The shares directly held by NEA 15 OF are indirectly held by NEA Partners 15-OF, L.P., or NEA Partners 15-OF, the sole general partner of NEA 15 OF, NEA 15 LLC, the sole general partner of NEA Partners 15-OF, and each of the NEA 15 Managers. The NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15 OF. The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P., or NEA Partners 16, the sole general partner of NEA 16, NEA 16 GP, LLC, or NEA 16 LLC, the sole general partner of NEA Partners 16, and each of the individual managers of NEA 16 LLC. The individual managers, or collectively, the NEA 16 Managers, of NEA 16 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad Makhzoumi, Scott D. Sandell, and Paul Walker. The NEA 16 Managers share voting and dispositive power with regard to the shares held by NEA 16. The shares directly held by NEA 17 are indirectly held by NEA Partners 17, L.P., or NEA Partners 17, the sole general partner of NEA 17, NEA 17 GP, LLC, or NEA 17 LLC, the sole general partner of NEA Partners 17, and each of the individual managers of NEA 17 LLC. The individual managers, or collectively, the NEA 17 Managers, of NEA 17 LLC are Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, and Rick Yang. The NEA 17 Managers share voting and dispositive power with regard to the shares held by NEA 17. The shares directly held by NEA 18 VGE are indirectly held by NEA Partners 18 VGE, L.P., or NEA Partners 18 VGE, the sole general partner of NEA 18 VGE, NEA 18 VGE GP, LLC, or NEA 18 VGE LLC, the sole general partner of NEA Partners 18 VGE, and each of the individual managers of NEA 18 VGE LLC. The individual managers, or collectively, the NEA 18 VGE Managers, of NEA 18 VGE LLC are Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Edward Mathers, Mohamad Makhzoumi, Scott D. Sandell, Paul Walker, and Rick Yang. The NEA 18 VGE Managers share voting and dispositive power with regard to the shares held by NEA 18 VGE. The shares directly held by BH SPV are indirectly held by NEA BH SPV GP, LLC, or SPV LLC, the sole general partner of BH SPV, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV. The shares directly held by BH SPV II are indirectly held by SPV LLC, the sole general partner of BH SPV II, and each of the NEA 17 Managers. The NEA 17 Managers share voting and dispositive power with regard to the shares held by BH SPV II. The address for the above-referenced entities is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(2)	The following information is based on a Schedule 13G/A, filed by Deer X & Co. Ltd. and other reporting persons named therein. Consists of (i) 448,648 shares of common stock held by Bessemer Venture Partners IX L.P., or Bessemer IX, (ii) 359,437 shares of common stock held by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, (iii) 26,129 shares of common stock held by Bessemer Venture Partners Century Fund L.P., or Bessemer Century, (iv) 164,872 shares of common stock held by Bessemer Venture Partners Century Fund Institutional L.P., or Bessemer Century Institutional and (v) 132 shares of common stock held by 15 Angels II LLC, or 15 Angels (together with Bessemer IX, Bessemer Institutional, Bessemer Century and Bessemer Century Institutional, the “Bessemer Entities”). Also includes 105,958 shares of common stock upon conversion of an aggregate of 8,500 shares of Series B Convertible Perpetual Preferred Stock held by Bessemer IX, Bessemer Institutional, Bessemer Century, Bessemer Century Institutional and 15 Angels. 15 Angels is wholly owned by Bessemer Venture Partners VIII Institutional L.P., or Bessemer VIII Institutional. Deer VIII & Co. L.P., or Deer VIII L.P. is the general partner of Bessemer VIII Institutional. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Scott Ring, Sandra Grippo and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for 15 Angels. Deer IX & Co. L.P., or Deer IX L.P., is the general partner of Bessemer IX and Bessemer Institutional. Deer IX & Co. Ltd., or Deer IX Ltd., is the general partner of Deer IX L.P. David Cowan, Byron Deeter, Adam Fisher, Robert P. Goodman, Jeremy Levine, Scott Ring, Sandra Grippo and Robert M. Stavis are the directors of Deer IX Ltd. and hold the voting and dispositive power for Bessemer IX and Bessemer Institutional. Investment and voting decisions with respect to the shares held by Bessemer IX and Bessemer Institutional are made by the directors of Deer IX Ltd. acting as an investment committee. Deer X & Co. L.P., or Deer X L.P., is the general partner of Bessemer Century and Bessemer Century Institutional. Deer X & Co. Ltd., or Deer X Ltd., is the general partner of Deer X L.P. Pursuant to a proxy arrangement between Deer X L.P. and Deer IX L.P., Deer IX L.P., its general partner Deer IX Ltd., and the aforementioned directors of Deer IX Ltd. make voting decisions with respect to the shares of the Company held by Bessemer Century and Bessemer Century Institutional. Such voting decisions are made by the directors of Deer IX Ltd. acting as an investment committee. Additionally, Bessemer has entered into a proxy arrangement with the General Counsel of NeueHealth through which Bessemer has directed the General Counsel of NeueHealth to vote any shares of common stock beneficially owned by the Bessemer Entities that represent voting power in excess of 9.9% of the total issued and outstanding shares in the same proportion as the votes of the holders of common stock other than the Bessemer Entities. Bessemer has the right to rescind the proxy at any time, subject to compliance with any regulatory approvals. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York, 10538.

(3)	The following information is based in part on a Schedule 13D/A filed by StepStone Group LP and other reporting persons named therein. Consists of (i) 71,548 shares of common stock held by StepStone VC Global Partners VII-A, L.P. (“StepStone VII-A”), (ii) 1,887 shares of common stock held by StepStone VC Global Partners VII-C, L.P. (“StepStone VII-C”), (iii) 263,255 shares of common stock held by StepStone VC Opportunities IV, L.P. (“StepStone IV”), (iv) 28,632 shares of common stock held by StepStone Master G, L.P. (“StepStone Master”), (v) 103,080 shares of common stock held by AU Special Investments, L.P. (“AU”), (vi) 41,298 shares of common stock held by StepStone VC Opportunities VI, L.P. (“StepStone VI”), (vii) 2,360 shares of common held by StepStone VC Opportunities VI-D, L.P. (“StepStone VI-D”), (viii) 12,118 shares of common stock held by StepStone VC Opportunities V, L.P. (“StepStone V”) and (ix) 1,069 shares of common stock held by StepStone VC Opportunities V-D, L.P. (“StepStone V-D”). Also includes 26,178 shares of common stock issuable upon conversion of an aggregate of 2,100 shares of Series B Convertible Perpetual Preferred Stock held by StepStone V, StepStone V-D, StepStone VI and StepStone VI-D. StepStone Group LP (“StepStone”) is the investment manager of several direct shareholders of NeueHealth, Inc., including StepStone VII-A, StepStone VII-C, StepStone IV, StepStone VI, StepStone VI-D, StepStone Master, AU, StepStone V, and StepStone V-D (collectively, the “StepStone Funds”). StepStone has voting, investment and dispositive power over the shares held by the StepStone Funds pursuant to each StepStone Fund’s limited partnership agreement and certain investment management agreements to which StepStone and such StepStone Funds are parties. The address for StepStone and the StepStone Funds is 4225 Executive Square, Suite 1600, La Jolla, CA 92037.

(4)
Consists of (i) 249,454 shares of common stock, (ii) 323,129 options held by Mr. Mikan that are exercisable within 60 days of April 8, 2025 and (iii) 45,000 options held by Mikan Family Enterprise, LLC that are exercisable within 60 days of April 8, 2025.

(5)	Consists of (i) 40,050 shares of common stock, (ii) 1,854 options that are exercisable within 60 days of April 8, 2025, and (iii) 978 restricted stock units that vest within 60 days of April 8, 2025.

(6)	Consists of 29,325 shares of common stock held by Mr. Orozco.
(7)
Consists of (i) 4,755 shares of common stock held by Mr. Sheehy, (ii) 250,690 shares of common stock held by the Robert J. Sheehy Revocable Trust and (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025. Robert J. Sheehy is the sole trustee of the Robert J. Sheehy Revocable Trust and has voting and investment power over the shares of common stock held by the Robert J. Sheehy Revocable Trust.

(8)	Consists of (i) 5,943 shares of common stock, (ii) 6,750 options that are exercisable within 60 days of April 8, 2025 and (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025.

(9)	Consists of (i) 5,943 shares of common stock, (ii) 6,750 options that are exercisable within 60 days of April 8, 2025 and (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025.

(10)	Consists of (i) 13,419 shares of common stock, (ii) 6,749 options that are exercisable within 60 days of April 8, 2025 and (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025.

(11)	Consists of (i) 19,320 shares of common stock held by Mr. Kadre, (ii) 6,750 options that are exercisable within 60 days of April 8, 2025, (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025 and (iv) 3,686 shares of common stock held by the Kadre Family Partnership, L.P. of which Mr. Kadre is the general partner.

(12)
Consists of (i) 5,944 shares of common stock and (ii) 10,500 restricted stock units that vest within 60 days of April 8, 2025. Does not include 1,105,176 shares beneficially owned by the Bessemer Entities, as described under footnote (2). Mr. Kraus is a director of Deer X Ltd. and has an indirect, passive economic interest in the shares held by Bessemer IX, Bessemer Institutional and 15 Angels.

(13)	Consists of (i) 5,943 shares held directly by Mr. Makhzoumi, (ii) shares held by NEA 15, NEA 15 OF, NEA 16, NEA 17, NEA 18 VGE, BH SPV and BH SPV II described under footnote (1), over which Mr. Makhzoumi shares voting and dispositive power and (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025. Mr. Makhzoumi has no voting or dispositive power with regard to any shares held by NEA.

(14)	Consists of (i) 6,241 shares of common stock and (ii) 10,500 restricted stock units that vest within 60 days of April 8, 2025.

(15)	Consists of (i) 8,029 shares of common stock, (ii) 3,505 options that are exercisable within 60 days of April 8, 2025, (iii) 10,500 restricted stock units that vest within 60 days of April 8, 2025 and (iv) 5,625 shares of common stock held by Slavitt Holdings LLC. Mr. Slavitt is the sole manager and member of Slavitt Holdings LLC and has voting and investment power over the shares of common stock held by Slavitt Holdings LLC. Also includes 30,687 shares held by Town Hall Ventures II LP and 52,969 shares held by Town Hall Ventures LP, in respect of each of which Mr. Slavitt serves as a managing member and its General Partner. Also includes 52,356 shares of common stock issuable upon conversion of 4,200 shares of Series B Convertible Perpetual Preferred Stock held by Town Hall Ventures II LP.

FEES BILLED BY DELOITTE & TOUCHE LLP

The Audit Committee has direct oversight of the independent registered public accounting firm that audits our financial statements, including their appointment, compensation and evaluation. The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2024 are described below and under “Audit Committee Report.”

Fees and Services
The following table summarizes the approximate aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	$2,673,034	$2,915,104
Audit-Related Fees(2)	$41,895	$40,000
Tax Fees(3)	$80,841	$241,961
Total	$2,795,770	$3,197,065
____________________
(1)The Audit fees listed above for 2024 were billed in connection with the audit of our annual consolidated financial statements in our 2024 Annual Report, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services related to our statutory audits. The Audit fees listed above for 2023 were billed in connection with the audit of our annual consolidated financial statements in our 2023 Annual Report, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services related to our statutory audits.

(2)Audit-Related fees listed above include ERP system analysis.

(3)Tax fees listed above consist of professional fees primarily for tax compliance services.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and NeueHealth management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board (“PCAOB”)’s rules on registered public accounting firm independence.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the NYSE Listing Standards) and met four times in 2024. Our Audit Committee operates under a written charter, which is posted on our website at www.investors.neuehealth.com. As provided in the charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•reviewed and discussed the audited financial statements for the year ended December 31, 2024 with our management;
•discussed with our independent auditors, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•received the written disclosures and the letter from the Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted by:

Kedrick Adkins, Chair
Linda Gooden
Manuel Kadre

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.

OTHER MATTERS
Availability of SEC Filings, Code of Conduct and Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.investors.neuehealth.com, or may be requested in print, at no cost, by email at IR@neuehealth.com or by mail at NeueHealth, Inc., 9250 NW 36th St Suite 420, Doral, Florida 33178, Attention: Investor Relations.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.neuehealth.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Cost of Proxy Solicitation

NeueHealth is paying the expenses of this solicitation. NeueHealth will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and NeueHealth will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of NeueHealth may solicit proxies in person or by telephone, facsimile, email or other similar means.

Incorporation by Reference

The Audit Committee Report, the Compensation and Human Capital Committee Report and the disclosure contained under the heading “Pay Versus Performance” contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

NEUEHEALTH, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Withhold
1a. Kedrick D. Adkins Jr.	☐	☐
1b. Linda Gooden	☐	☐
1c. Jeffrey R. Immelt	☐	☐
1d. Manuel Kadre	☐	☐
1e. Stephen Kraus	☐	☐
1f. Mohamad Makhzoumi	☐	☐
1g. Matthew G. Manders	☐	☐
1h. G. Mike Mikan	☐	☐
1i. Robert J. Sheehy	☐	☐
1j. Andrew Slavitt	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000677406_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

NEUEHEALTH, INC.
Annual Meeting of Stockholders
May 29, 2025 at 9:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints G. Mike Mikan, Jay Matushak and Jeff Craig, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/NEUE2025 at 9:30 AM, ET on May 29, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000677406_2 R1.0.0.2

Continued and to be signed on reverse side